Exhibit 99.1

WEX to Acquire Fuel Card Business of EG Group, Go Fuel Card

Acquisition Strengthens WEX’s European Fleet Solutions Business

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--March 25, 2019--WEX Inc. (NYSE:WEX), a leading financial technology service provider, announced today that it plans to acquire the fuel card business (“Go Fuel Card”) of EG Group, an independent fuel station and convenience retailer in Europe. The anticipated transaction is subject to completion of employee information and consultation processes, and other approvals, as appropriate.

The Go Fuel Card business is headquartered in Breda, Netherlands with approximately 200,000 proprietary cards in circulation across the Netherlands, France, Belgium and Luxembourg. Go Fuel Card offers fuel cards for vehicles to a range of customers from small and medium enterprises, commonly called SMEs, to larger fleet operators. Go Fuel Card operates on an independent proprietary card network with acceptance at over 5,000 retail sites.

“The addition of the Go Fuel Card business will strengthen our position in Europe by expanding our footprint in attractive markets and broadening our card acceptance through an independent, proprietary card network,” said Scott Phillips, President, Global Fleet, WEX. “I am also extremely excited about the opportunity to partner with EG Group to expand our Fleet business throughout EG locations in the U.S., Europe and Australia. This is an attractive business that projects further reductions to our sensitivity to retail fuel prices, while providing us a strong pathway for organic growth and value creation over time.”

WEX expects the transaction to close in the second quarter of 2019, subject to customary closing conditions.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding: market expansion; projected reduction to retail fuel price sensitivity; and, opportunities for growth. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the material weaknesses disclosed in Item 9A of the Company's annual report on Form 10-K for the year ended December 31, 2018 and the effects of the Company's investigation and remediation efforts in connection with certain immaterial errors in the financial statements of our Brazilian subsidiary; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2018, filed on Form 10-K with the Securities and Exchange Commission on March 18, 2019. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 4,800 associates around the world. WEX fleet cards offer 11.5 million vehicles exceptional payment security and control; Purchase volume in its travel and corporate solutions grew to $30.3 billion in 2017; and the WEX Health financial technology platform helps 300,000 employers and more than 25 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

CONTACT:
Media:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investors:
Steve Elder
steve.elder@wexinc.com
207.523.7769